UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2018

General Cable Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-12983	06-1398235
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Tesseneer Drive

Highland Heights, Kentucky 41076-9753

(Address of principal executive offices, including zip code)

(859) 572-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On February 16, 2018, General Cable Corporation, a Delaware corporation (“General Cable”), held a special meeting of its common stockholders (the “Special Meeting”) to vote on proposals identified in General Cable’s definitive proxy statement filed with the Securities and Exchange Commission on January 16, 2018.

As of January 12, 2018, the record date for the Special Meeting, 50,623,497 shares of General Cable’s common stock were outstanding and entitled to vote at the Special Meeting. A quorum of 38,268,103 shares of common stock were represented in person or by proxy at the Special Meeting. The final voting results for each proposal are described below.

1. Proposal to adopt the Agreement and Plan of Merger, dated as of December 3, 2017 (the “Merger Agreement”), by and among General Cable, Prysmian S.p.A. and Alisea Corp. (the “Merger Agreement Proposal”). The Merger Agreement Proposal received the affirmative vote of approximately 75.34% of the holders of the shares of common stock entitled to vote on this proposal.

For	Against	Abstain	Broker Non-Votes
38,140,754	102,471	24,878	0

2. Proposal to approve, by non-binding, advisory vote, certain compensation arrangements for General Cable’s named executive officers in connection with the merger contemplated by the Merger Agreement (the “Compensation Proposal”). The Compensation Proposal received the affirmative vote of approximately 80.24% of the holders of the votes cast with respect to this proposal.

For	Against	Abstain	Broker Non-Votes
30,561,315	7,524,209	182,579	0

3. Proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement or in the absence of a quorum (the “Adjournment Proposal”). The Adjournment Proposal received the affirmative vote of approximately 96.27% of the holders of the votes cast with respect to this proposal.

For	Against	Abstain	Broker Non-Votes
36,801,038	1,424,567	42,498	0

Item 8.01	Other Events.

On February 16, 2018, General Cable issued a press release announcing the results of the Special Meeting. A copy of such press release is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated February 16, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL CABLE CORPORATION

February 23, 2018	By:	/s/ EMERSON C. MOSER
Emerson C. Moser
Senior Vice President, General Counsel and Corporate Secretary